Strictly Confidential Subject to Contract/Subject to Board Approvals 1 4879817v.10 Binding Term Sheet for Amendment of Terms of Global Deed of Amendment with Keppel Fels Limited This term sheet (the "Term Sheet") summarises the main terms for a refinancing by Keppel Fels Limited ("Keppel") of certain obligations owed to Keppel by Borr Drilling Limited ("Borr Drilling" and, together with Keppel, the "Parties") and certain of its subsidiaries (being the obligors under the Keppel financing documents) (collectively with Borr Drilling, "Borr"). Borr Drilling together with its subsidiaries is referred to herein as the "Company" or "BDL". The Parties have previously amended the terms of the Original Documents pursuant to the Framework Deed dated 5 June 2020 (the "Original Framework Deed") and the Second Global Amendment Deed dated 27 January 2021 (the "Second Framework Deed" and together with the Original Framework Deed, the "Global Framework Deeds"). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Global Framework Deeds. The Parties now wish to further amend the terms of the Original Documents and the Global Framework Deeds on the terms subject to the conditions set forth in this Term Sheet. The Parties intend that the amendments set forth herein shall be made concurrently with amendments by the Company to its global amendment deed with PPL Shipyard Pte Ltd which will include amendments to give effect to a refinancing of the obligations under that facility including amendments to the timing of payment principal and capitalized interest and amendments to the interest rate from May 2023 which are substantially the same as those set forth in this Term Sheet (the "PPL Amendments"). The refinancing transactions contemplated by this Term Sheet and the PPL Amendments are intended to be a first step in connection with a refinancing of the Company's capital structure. Specifically, the Company intends to seek to refinance the following debt facilities and instruments in the first half of 2022: (i) refinance the loan facilities with Hayfin entities (the "Hayfin Facility") with the Hayfin lenders to mature in January 2025 or later or refinance such facility with a new bond or loan facility maturing later than such date; (ii) refinance the $450 million and $100 million loan facilities for which DNB Bank ASA is the facility agent (the "DnB Facilities") with the DnB lenders to mature in January 2025 or later or refinance such facility with a new bond or loan facility maturing later than such date; and (iii) refinance the 3.875% convertible notes due 2023 with those noteholders to mature in May 2025 or later and potentially repurchase at a discount to par for cash or equity or refinance such notes, at a discount to par, with a new bond or loan facility, the foregoing (i), (ii) and (iii), the "Refinancing". Set forth below is a summary of the terms of the Global Framework Deeds and the Original Documents to be amended. The Parties shall in good faith negotiate and enter into an amendment to the Global Framework Deeds to give effect to the provisions of this Term Sheet. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

2 Provision Amendment Delivery Dates for Undelivered Rigs: The delivery dates for B366 TIVAR, B367 VALE, B368 VAR, B380 HULDRA, B381 HEIDRUN shall be amended to be 2 years after the dates set forth for deliveries of those rigs in Section 4 of the Second Framework Deed. Cost Cover: Cost cover, including any accrued cost cover or interest, under each Construction Contract and the Global Amendment Deeds (as applicable) shall be amended to bear a rate of 5.99% p.a. from 1 May 2023, provided that cost cover is paid in cash from such date. Holding costs shall continue to accrue in accordance with existing arrangements. Extension fee Equal to $2.8 million to be paid upon execution of the Amendment Agreement Repayment of accrued costs: Borr to pay Keppel the annual amounts required by Section 4.6 of the Second Framework Deed, with the following amendments: • December 2021: no change (payment of $6 million in December 2021) • 2022: Borr shall pay to Keppel (in accordance with Section 4.6(b)(iii) of the Second Framework Deed) $22.6 million in payments of $1.5 million each at the last business day of March, June and September 2022, and the remaining $18.1 million in December 2022 instead of $12 million contemplated by Section 4.6 of the Second Framework Deed • 2023: Borr shall pay to Keppel $15.7 million, or whichever value reduces the accrued balance to zero in March 2023 instead of the $18m contemplated by Section 4.6 of the Second Framework Deed The remaining accrued "holding costs", "cost cover" and other costs under each Construction Contract and accrued interest under each Credit Agreement outstanding following the above payments shall be paid as follows: • half (50%) shall be paid in three equal instalments on the last business day of June, September and December 2023, and • the remaining 50% shall be paid in four equal instalments on the last business day of March, June, September and December 2024.

3 Provision Amendment Paydown from Equity Offering Proceeds upon completion of the Amendment to the Global Framework Deeds: Borr shall pay to Keppel $6.9 million of the net proceeds of an equity offering that Borr Drilling contemplates to conduct in connection with the transactions contemplated by this term sheet, to be applied as repayment of accrued costs in the order as set out in Section 4.6 (b) (iii) of the Second Framework Deed In addition, for any further equity raises going forward, other than any equity raise related to refinancing Borr's other debt, Borr will pay to Keppel no less than14.3% of the net proceeds of such offerings to be applied first in Repayment of Capitalised Interest due in the same year (as outlined above in “Repayment of Capitalised Interest”), and for any excess cash from equity raises to be applied as repayment of accrued costs in the order as set out in Section 4.6 (b) (iii) of the Second Framework Deed Paydown from if Market Cap Exceeds $500m: If, during 2022, the market capitalisation of Borr exceeds $500m, over a period of at least 5 consecutive trading days, Borr will pay to Keppel, within 3 months of meeting the $500m market cap threshold, an amount of $8.7m to be applied as repayment of accrued costs in the order as set out in Section 4.6 (b) (iii) of the Second Framework Deed Consent: Keppel to provide written consent for BDL to make, or commit to make, payments to other debt providers as part of or required by the PPL Amendments and the Refinancing Condition: The obligations of the Parties to implement the amendments to the Sellers' Credits and Global Amendment Deeds and other provisions of this Term Sheet (other than Governing Law and Confidentiality) shall be subject to BDL obtaining any consents necessary to implement the provisions hereof from the requisite lenders under the Hayfin Facility and DnB Facilities and PPL entering into a binding agreement to give effect to the PPL Amendments Reversion if no refinancing of other debt: If the Refinancing (as defined above) has not been completed by June 30, 2022, the terms under this Term Sheet revert to the terms under the existing arrangements without giving effect the amendments above, except that there shall be no requirement for Keppel to repay any of the payments made pursuant to this term sheet which shall remain applied as repayment of accrued costs in the order as set out in Section 4.6 (b) (iii) of the Second Framework Deed. Governing law: This Term Sheet will be governed by and construed in accordance with English law.

4 Provision Amendment Confidentiality: No party shall disclose to any other person the contents of this Term Sheet or any of the transactions or matters contemplated or referred by it, other than (i) as required by applicable law, regulation or stock exchange rules or (ii) a disclosure to any of its directors, officers, employees or professional advisers to the extent that such disclosure is reasonably necessary for the purposes of the matters contemplated by this Term Sheet and (iii) the disclosure of this Term Sheet by Borr to its creditors in connection with seeking any necessary waivers or consents required to implement the terms of the Term Sheet and provided that, in such case, each such recipient is made aware of and undertakes to comply with the disclosing party’s obligation of confidentiality under this Term Sheet as if such recipient were a party to this Term Sheet. Waiver and Consent: Keppel agrees to provide any necessary waivers and consents to permit the Refinancing and the PPL Amendments and any other amendments and waivers reasonably required in connection with the foregoing. Long Form Documentation: The Parties shall negotiate in good faith long form documentation to give effect to the provisions of this Term Sheet, using as a starting point the Second Framework Deed [Signature Page Follows]

5 Yours faithfully __________________________________ Keppel Fels Limited By: Title: Acknowledged and accepted as of the date first written above by Borr Drilling Limited for and on behalf of itself, the other obligors under the Keppel finance documents. __________________________________ Borr Drilling Limited By: Title: